Exhibit 2

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

TPG PARTNERS V, L.P.,

TPG PARTNERS VI, L.P.

AND

ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS

PERSONAL INJURY SETTLEMENT TRUST

DATED AS OF AUGUST 10, 2009

Page

ARTICLE I

Section 1.01.	Certain Definitions	2
Section 1.02.	Other Interpretive Provisions	4

ARTICLE II

PURCHASE; CLOSINGS

Section 2.01.	Purchase and Sale of Shares	4
Section 2.02.	Closing	5

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE TRUST

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

ARTICLE V

COVENANTS

Section 5.01.	Regulatory Approvals	10
Section 5.02.	Restrictive Legend	10
Section 5.03.	Tender Offer	11
Section 5.04.	13-D Obligation	11

i

(continued)

Page

ARTICLE VI

NO ILLEGALITY

Section 6.01.	No Illegality	11

ARTICLE VII

TERMINATION

Section 7.01.	Termination Prior to the Closing	13
Section 7.02.	Effects of Termination	13

ARTICLE VIII

GENERAL PROVISIONS

ii

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of August 10, 2009, is by and between TPG Partners V, L.P., a Delaware limited partnership (“TPG V”), TPG Partners VI, L.P., a Delaware limited partnership (“TPG VI” together with TPG V, the “Investor”) and the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, a Delaware trust (the “Trust”).

RECITALS

WHEREAS, the Trust is the beneficial and record owner of 36,981,480 shares (the “Trust Shares”) of the common stock, par value $.01 per share, (the “Common Stock”) of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”);

WHEREAS, the Trust desires to sell to the Investor, and the Investor desires to purchase from the Trust, 7,000,000 shares of Common Stock (such number of shares, and all other numbers of shares contained in this Agreement, and all per share amounts contained in this Agreement, to be appropriately adjusted for stock splits, reverse stock splits or similar events with record dates after the date hereof and on or prior to the Closing) (the “Purchased Shares”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and may not be sold, offered for sale or otherwise transferred unless registered or qualified under the Securities Act and such state laws or unless the Company receives an opinion of counsel reasonably satisfactory to it that such registration or qualification is not required;

WHEREAS, simultaneously with the purchase and sale of the Purchased Shares, the Trust and the Investor shall enter into a (i) Shareholders’ Agreement, substantially in the form attached hereto as Exhibit A (the “Shareholders’ Agreement”) and (ii) a Prepaid Share Forward Confirmation, by and between the Trust and the Investor, substantially in the form attached hereto as Exhibit B (the “Confirmation”) pursuant to which the Trust will sell to the Investor and the Investor will purchase from the Trust a forward with respect to 1,039,777 shares of Common Stock, subject to the ISDA Master Agreement referred to therein and related Collateral Annex, by and between the Trust and the Investor, substantially in the form attached hereto as Exhibit C (the “Collateral Annex”) pursuant to which the Trust will pledge 1,039,777 shares of Common Stock to the Investor as collateral for its obligations under the Confirmation; and

WHEREAS, promptly following the Closing of the transactions contemplated by this Agreement and pursuant to, and in compliance with, Article Sixth of the Company’s amended and restated articles of incorporation (as may be amended or restated from time to time in accordance with its terms, the “Charter”), the Investor shall commence a public tender offer (the “Tender Offer”) to purchase additional shares of Common Stock.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

ARTICLE I

SECTION 1.01.          Certain Definitions. As used in this Agreement, the terms below shall have the meanings specified below.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, provided that, solely for purposes of this Agreement, neither the Trust nor the Investor (acting alone or together) shall be deemed to be an “Affiliate” of the Company or vice-versa. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, each of TPG V, TPG VI and any other entity controlled by either David Bonderman or James Coulter shall be deemed to be Affiliates with respect to each other, in each case solely for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act and “beneficially own” and “beneficial ownership” shall have correlative meanings.

“Business Day” means a day other than a Saturday, a Sunday or a day on which commercial banking institutions in the State of New York are authorized or obligated by Law to close.

“Charter” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Collateral Annex” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Confirmation” has the meaning set forth in the recitals.

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Future Claimants’ Representative” means that certain future claimants’ representative established pursuant to the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, by and among the Company, the Future Claimants’ Representative, the Official Committee of Asbestos Creditors, the Trustees and the members of the trust advisory committee, dated October 2, 2006 (the “Trust Agreement”).

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Investor” has the meaning set forth in the preamble.

“Law” means any law, statute, ordinance, rule or regulation of any Governmental Authority.

“Liens” has the meaning set forth in Section 3.04.

“Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Purchase Price” has the meaning set forth in Section 2.01(b).

“Purchased Shares” has the meaning set forth in the recitals.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shareholders’ Agreement” has the meaning set forth in the recitals.

“Subsidiary” when used with respect to any party means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or by one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party, provided that, the Company and its Subsidiaries shall in no event be deemed to be Subsidiaries of the Trust or the Investor.

“Tender Offer” has the meaning set forth in the recitals.

3

“Total Consideration” has the meaning set forth in Section 2.01(b).

“TPG V” has the meaning set forth in the preamble.

“TPG VI” has the meaning set forth in the preamble.

“Trust” has the meaning set forth in the preamble.

“Trust Advisory Committee” means that certain trust advisory committee established pursuant to the Trust Agreement.

“Trust Approved Materials” has the meaning set forth in Section 5.03.

“Trust Shares” has the meaning set forth in the recitals.

“Trust’s Knowledge” means the actual knowledge of the Trustees.

“Trustees” means Harry Huge, Anne M. Ferrazi, Richard Neville or any of their successors, assigns or any additional trustees, as permitted by and pursuant to the Trust Agreement.

SECTION 1.02.          Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(a)          The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(b)          The term “including” is not limiting and shall be deemed followed by the phrase “without limitation.”

(c)          The table of contents, captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(d)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

PURCHASE; CLOSINGS

SECTION 2.01.         Purchase and Sale of Shares.

(a)          Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, at the Closing the Trust shall sell and deliver to the Investor, and the Investor shall purchase and accept from the Trust, all of the Purchased Shares, together with all rights and obligations attaching thereto.

4

(b)          Purchase Price. The aggregate consideration to be paid by the Investor for all of the Purchased Shares on the Closing Date shall equal the product of (i) $22.31 less the amount per share of any cash dividend or distribution with a record date after the date hereof and on or before the Closing Date (the “Purchase Price”) and (ii) 7,000,000 shares of Common Stock, rounded to the nearest dollar, which shall be paid by wire transfer of immediately available funds to an account designated in writing by the Trust at least two Business Days prior to the Closing Date (the “Total Consideration”).

SECTION 2.02.         Closing.

(a)          Subject to Article VI below, the closing of the transaction contemplated by Section 2.01(a) (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, on August 28, 2009, at 10:00 a.m., New York City time, or in the event the Investor determines that the purchase and sale of the Purchased Shares is subject to the filing and waiting period requirements under the HSR Act or under foreign antitrust or competition laws, on a date specified by the Investor, which shall be no later than five Business Days following the approval, clearance or scheduled expiration of the waiting period under the HSR Act or such other law, as applicable, or such other place and time as the parties agree (such date, the “Closing Date”).

(b)          The Trust Deliverables. At the Closing, the Trust shall deliver or cause to be delivered, as the case may be, to the Investor the following:

(i)           a certificate representing the Purchased Shares;

(ii)          a duly executed counterpart of the Shareholders’ Agreement and the Confirmation and related Collateral Annex;

(iii)         the collateral pursuant to the Collateral Annex;

(iv)        in the event that there has occurred any non-cash dividend or distribution (other than a dividend or distribution payable in shares of Common Stock) with a record date after the date hereof and on or before the Closing Date, the securities or other assets paid or distributed with respect to the Purchased Shares, provided that, if the Trust has not received such dividend or distribution by the Closing Date, the Trust shall deliver such dividend or distribution with respect to the Purchased Shares within three Business Days of receipt;

(v)          a certificate signed on behalf of the Trust by a duly authorized Person that the representations and warranties of the Trust contained in this Agreement were true and correct when made and are true at and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date) and that the Trust has complied with all of its covenants and obligations required to be complied with at or prior to the Closing Date; and

5

(vi)         such other certificates, instruments of conveyance or documents as may be reasonably requested by the Investor to carry out the intent and purposes of this Agreement.

(c)          The Investor Deliverables. At the Closing, the Investor shall deliver or cause to be delivered, as the case may be, to the Trust the following:

(i)           the Total Consideration;

(ii)          a duly executed counterpart of the Shareholders’ Agreement and the Confirmation and related Collateral Annex;

(iii)         a legal opinion that registration or qualification is not required to effect the purchase and sale of the Purchased Shares, subject to customary assumptions, exceptions and qualifications, addressed to the Company, and of counsel reasonably acceptable to the Company, it being understood that such counsel may rely on certificates from the Investor, the Trust and the Company as to certain factual matters;

(iv)         a certificate signed on behalf of the Investor by a duly authorized Person that the representations and warranties of the Investor contained in this Agreement were true and correct when made and are true at and as of the Closing Date as if made at and as of the Closing Date (except for any representations and warranties made as of a specified date, which shall be true and correct as of the specified date) and that the Investor has complied with all of its covenants and obligations required to be complied with at or prior to the Closing Date; and

(v)          such other certificates, instruments of conveyance or documents as may be reasonably requested by the Investor to carry out the intent and purposes of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE TRUST

The Trust represents and warrants to the Investor as of the date of this Agreement and as of the Closing Date, that the statements contained in this Article III are true and correct.

SECTION 3.01.         Existence, Authorization and Validity of Agreement.

(a)          The Trust is duly organized and validly existing under the Laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted. The Trust has full legal right, power and authority to execute and deliver, and perform its obligations under, this Agreement.

(b)          This Agreement has been duly and validly executed and delivered by the Trust and (assuming the due authorization, execution and delivery hereof by the Investor)

6

constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

SECTION 3.02.         Consents and Approvals; No Violation.

(a)          Neither the execution and delivery of this Agreement by the Trust nor the consummation of the transactions contemplated hereby will: (i) violate or conflict with or result in any breach of any provision of the Trust’s organizational documents; (ii) assuming all consents, approvals and authorizations contemplated by subsection (c) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law; or (iii) violate or conflict with, or result in a breach in any material respect of any provision of, or require any consent, waiver or approval or result in a default or give rise to any right of termination, cancellation, modification or acceleration (or an event that, with the giving of notice, the passage of time or both, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any note, bond, mortgage, lease, license, material agreement, material contract, indenture or other material instrument or obligation to which the Trust is a party or by which the Trust or any of its properties or assets may be bound.

(b)          The Trust has obtained all necessary consents and approvals of the Trust Advisory Committee and Future Claimants’ Representative under the Trust Agreement pursuant to the procedures set forth in the Trust Agreement prior to the date hereof with respect to the execution, delivery and performance of this Agreement and the Shareholders’ Agreement and the Confirmation and related Collateral Annex by the Trust and for the actions of the Trust contemplated by the Shareholders’ Agreement including with respect to the election of directors.

(c)          Except as contemplated by Section 5.01, the execution, delivery and performance of this Agreement by the Trust and the consummation of the transactions contemplated hereby by the Trust does not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, except any such consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably prevent, materially impair or delay consummation of any of the transactions contemplated hereby.

SECTION 3.03.          Litigation. As of the date hereof, there are no actions, suits, proceedings, claims or disputes pending or, to the Trust’s Knowledge, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Trust that (a) purport to affect this Agreement, the Shareholders’ Agreement, the Confirmation and related Collateral Annex or any of the transactions contemplated hereby; or (b) would prevent, materially impair or delay consummation of any of the transactions contemplated hereby.

SECTION 3.04.          Title to the Purchased Shares. The Trust has, and subject to the terms and conditions hereof at the Closing the Trust shall deliver to the Investor, good and valid title to the Purchased Shares, free and clear of any mortgage, pledge, lien, security interest or other similar encumbrance (“Liens”), other than restrictions on transfer under federal and state

7

securities laws and regulations, restrictions on transfer imposed by the Shareholders’ Agreement and Liens created or permitted by the Investor. The representation and warranty set forth in this Section 3.04 is qualified in its entirety in the third Recital to this Agreement, which Recital is hereby incorporated into this Section 3.04.

SECTION 3.05.          Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to receive from the Investor or the Company, as a result of any action, agreement or commitment of the Trust or any of its Affiliates, any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

SECTION 3.06.          Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Article III, the Trust makes no, and hereby disclaims all, representations and warranties with respect to the Purchased Shares, including (without limitation) all representations and warranties, express or implied, concerning the Company, its assets, liabilities, permits of operations, or prospects. The Investor has had full opportunity to conduct due diligence with respect to the Company, its assets, liabilities, results of operations and prospects, has had the opportunity to communicate directly with and ask questions of Company management personnel and is not relying on any representations and warranties of the Trust with respect to its investment in the Purchased Shares other than as set forth in this Article III.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Trust as of the date of this Agreement and as of the Closing Date, that the statements contained in this Article IV are true and correct.

SECTION 4.01.          Existence, Authorization and Validity of Agreement.

(a)          The Investor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as currently conducted. The Investor has full legal right, power and authority to execute and deliver, and perform its obligations under, this Agreement.

(b)          This Agreement has been duly and validly executed and delivered by the Investor and (assuming the due authorization, execution and delivery hereof by the Trust) constitutes a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to limitations imposed by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the rights and remedies of creditors generally and to general principles of equity.

SECTION 4.02.          Consents and Approvals; No Violation.

(a)          Neither the execution and delivery of this Agreement by the Investor nor the consummation of the transactions contemplated hereby will: (i) violate or conflict with or

8

result in any breach of any provision of the Investor’s organizational documents as in effect as of the date of this Agreement; (ii) assuming all consents, approvals and authorizations contemplated by subsection (c) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law; or (iii) violate or conflict with, or result in a breach in material respect of any provision of, or require any consent, waiver or approval or result in a default or give rise to any right of termination, cancellation, modification or acceleration (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any note, bond, mortgage, lease, license, material agreement, material contract, indenture or other material instrument or obligation to which the Investor is a party or by which the Investor or any of its properties or assets may be bound.

(b)          The Investor has obtained all necessary consents and approvals of the Investor’s general partner and/or investment advisory committee with respect to the execution, delivery and performance of this Agreement and the Shareholders’ Agreement and the Confirmation and related Collateral Agreement by the Investor and for the actions of the Investor contemplated by the Shareholders’ Agreement. As of the Closing Date, the Investor shall have in its possession funds sufficient to pay the Total Consideration required to be paid under Section 2.01(b) hereof.

(c)          Except as contemplated by Section 5.01, the execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby by the Investor does not and will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any other Person, except any such consent, approval, authorization, permit, filing, or notification the failure of which to make or obtain would not reasonably prevent, materially impair or delay consummation of any of the transactions contemplated hereby.

SECTION 4.03.          Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Investor, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Investor or any of its Affiliates or against any of their properties or revenues that (a) purport to affect this Agreement, the Shareholders’ Agreement, the Confirmation and related Collateral Annex; or (b) would prevent, materially impair or delay consummation of any of the transactions contemplated hereby.

SECTION 4.04.         Securities Act.

(a)          The Investor is acquiring the Purchased Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act.

(b)          The Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.

9

SECTION 4.05.          Access to Company. The Investor has had full opportunity to do due diligence with respect to the Company, its assets, liabilities, results of operation and prospects, and has had the opportunity to communicate directly with and ask questions of Company management personnel. In entering into this Agreement and acquiring the Purchased Shares, the Investor is relying on its own due diligence and analysis of the Company and, except as expressly provided in Article III, is not relying on any representations or warranties of the Trust. The Investor acknowledges that the Trust may have in its possession material nonpublic information related to the Company that was not disclosed to the Investor as part of the Investor’s due diligence process and that the Trust has no obligation to disclose such information to the Investor, that the Investor has reached its own investment decision and waives any claims that it may have against the Trust for non-disclosure of material, nonpublic information about the Company and is a sophisticated investor and experienced in matters related to the valuation and the purchase or sale of securities and investments in companies.

SECTION 4.06.          Brokers and Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or shall be entitled to receive from the Trust or the Company, as a result of any action, agreement or commitment of the Investor or any of its Affiliates, any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

ARTICLE V

COVENANTS

SECTION 5.01.          Regulatory Approvals. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated herein or to evidence such events or matters. In particular, the Investor shall use its reasonable best efforts to promptly obtain or submit, and the Trust shall cooperate as may reasonably be requested by the Investor to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or applicable competition or merger control laws of other jurisdictions, all notices to and, to the extent required by applicable Law, consents, approvals for the transactions contemplated by this Agreement, including the Tender Offer. Without limiting the foregoing, the Investor shall, and the Trust shall cooperate in good faith with the Investor, to use its reasonable best efforts to cause the Company to, in connection with the transactions contemplated by this Agreement and the Shareholders’ Agreement, prepare and file a Notification and Report Form pursuant to the HSR Act promptly after the date of this Agreement.

SECTION 5.02.          Restrictive Legend.

(a)          All certificates or other instruments representing the Purchased Shares subject to this Agreement currently bear legends substantially to the following effect:

10

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED. THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN AGREEMENTS WITH RESPECT TO THE TRANSFER THEREOF IN ACCORDANCE WITH THE STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT, DATED AS OF OCTOBER 2, 2006, BETWEEN ARMSTRONG WORLD INDUSTRIES, INC. AND THE ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS PERSONAL INJURY SETTLEMENT TRUST.

(b)          Upon request of the Investor, the Trust shall cooperate in good faith with the Investor to induce the Company to remove such legends from any certificate for Purchased Shares to be transferred in accordance with the terms of this Agreement.

SECTION 5.03.          Tender Offer. The Investor agrees that it shall timely commence and diligently prosecute the Tender Offer, pursuant to and in compliance with the requirements of Article Sixth (H)(iii) of the Charter, for up to such number of shares of Common Stock as shall be set forth therein, which number shall not be less than the number required under the Charter. The Tender Offer materials shall conform in all material respects to the applicable provisions of the Exchange Act. The Tender Offer materials shall not include any materials with respect to the internal affairs of the Trust other than materials the inclusion of which has been expressly approved by the Trust (such approval not to be unreasonably withheld or delayed) or are required by applicable securities Laws or requested by the staff of the Securities and Exchange Commission (the “Trust Approved Materials”). The Investor shall defend, indemnify and hold harmless the Trust from and against any and all claims, actions, causes of action, proceedings, damages or losses arising from the materially misleading information or omissions (other than the Trust Approved Materials) included in the Investor’s Tender Offer filings or for the non-compliance of the Tender Offer with the provisions of the Exchange Act or the Charter.

SECTION 5.04.          13-D Obligation. Within 10 days from the date hereof, the Trust and the Investor shall cooperate in each filing a Schedule 13-D in accordance with Rule 13d-3 of the Exchange Act disclosing this Agreement and the transactions contemplated herein and shall cooperate to timely file all amendments thereto.

ARTICLE VI

NO ILLEGALITY

SECTION 6.01.          No Illegality. The obligation of the Investor, on the one hand, and the Trust, on the other hand, to consummate the Closing is subject to no Governmental Authority of a competent jurisdiction having enacted, issued, promulgated, enforced or entered

11

any injunction, order, judgment, ruling or decree, whether temporary, preliminary or permanent, which is in effect and which prohibits consummation of the Closing and no Law having been promulgated, enacted or entered and is in effect that prohibits or otherwise makes illegal the performance of this Agreement or the transactions contemplated hereby.

ARTICLE VII

TERMINATION

SECTION 7.01.          Termination Prior to the Closing. This Agreement may be terminated prior to the Closing:

(a)	by mutual written agreement of the Trust and the Investor;

(b)          by either party, upon written notice to the other party, in the event that the Closing does not occur on or before December 15, 2009; provided, that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(c)          by either party, upon written notice to the other parties, in the event that any Governmental Authority shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting the Closing, and such order, decree, injunction or other action shall have become final and nonappealable.

SECTION 7.02.          Effects of Termination. In the event of any termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect; provided that, nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01.         Entire Agreement, Amendments.

(a)          This Agreement (including the Exhibits hereto and the recitals) constitutes the entire agreement, and supersedes all other contemporaneous and prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement may not be amended or modified except by means of a writing signed by the Investor and the Trust specifically identified as an amendment to, or modification of, this Agreement.

(b)          No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any

12

provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c)          This Agreement will not be assignable by operation of law or otherwise by any party hereto (any attempted assignment in contravention hereof being null and void); provided that, the Investor may, after providing notice to the Trust, assign its rights and obligations under this Agreement to one or more Affiliates; provided, further, that no such assignment shall relieve the Investor of its obligations hereunder. In the event of any such assignment by Investor prior to the Closing, the appropriate changes shall be made to the form of the Shareholders’ Agreement and the form of Confirmation and Collateral Annex to reflect such assignment.

SECTION 8.02.          Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the other with respect to any such news release or public disclosure.

SECTION 8.03.          No Other Representations and Warranties. Except for the several representations and warranties of the Trust in Article III and the Investor in Article IV, and the several representations and warranties made pursuant to the instruments and any certificates delivered by such Trust or Investor hereunder, (i) neither the Trust nor the Investor nor any Person acting on behalf of either the Trust or the Investor is making or has made any representation or warranty with respect to this Agreement and the transactions contemplated hereby, and (ii) without limiting the foregoing, neither the Trust nor any Person acting on behalf of the Trust, is making or has made any representation or warranty relating to the Company or any of its subsidiaries. Except the representations and warranties in Section 3.04, which shall survive indefinitely, the representations and warranties of the parties in this Agreement will survive the Closing Date for a period of twelve (12) months.

SECTION 8.04.          Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.05.          Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

13

SECTION 8.06.          Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the party at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Investor, to:

c/o TPG Capital, L.P.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Clive D. Bode

Vice President and Secretary

Fax: (817) 871-4001

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Victor Lewkow, Esq.

Telephone: 212-225-2000

Fax: (212) 225-3999

if to the Trust, to:

Armstrong World Industries, Inc. Asbestos Personal Injury

Settlement Trust

818 N. Washington Street

Wilmington, Delaware 19801-1510

Attention: Harry Huge, Managing Trustee

Fax:

with a copy to:

Kaplan Strangis and Kaplan, P.A.

5500 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention: James Melville, Esq.

Fax: (612) 375-1143

14

Keating Muething & Klekamp, LLP

One East Fourth Street Suite 1400

Cincinnati, Ohio 45202

Attention: Edward E. Steiner, Esq.

Fax: (513) 579-6457

or, as to each Shareholder at such other address as shall be designated by such Shareholder in a written notice to the other Shareholder complying as to delivery with the terms of this Section. Notice shall be effective upon actual receipt thereof.

SECTION 8.07.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in Wilmington, State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

SECTION 8.08.          Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Either Shareholder may file an original counterpart or a copy of this Section 8.08 with any court as written evidence of the consent of the Members to the waiver of their rights to trial by jury.

SECTION 8.09.          Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 8.10.          No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the parties hereto, any benefit right or remedies.

SECTION 8.11.          Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

SECTION 8.12.          Non-Recourse to the Trustees. The Investor acknowledges and agrees that, in the absence of fraud by a Trustee, it shall have no claims of any nature whatsoever against any of the Trustees (as opposed to the Trust) in connection with the purchase and sale transaction contemplated by this Agreement. In the absence of fraud by a Trustee (in which case only that Trustee, and not any of the other Trustees) shall have any liability, the

15

Trustees shall have no liability to the Investor or to any party claiming by or through the Investor for or with respect to any matter arising under or relating to the purchase and sale transaction contemplated by this Agreement. This Section 8.12 is of the essence of this Agreement and the Trust would not have entered into this Agreement without this Section 8.12.

16

[Signature Pages to Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS PERSONAL INJURY SETTLEMENT TRUST

By:	/s/ Harry Huge

Name: Harry Huge

Title:   Managing Trustee

By:	/s/ Anne E. Ferazzi

Name: Anne E. Ferazzi

Title:   Trustee

By:	/s/ Richard Neville

Name: Richard Neville

Title: Trustee

[Signature Pages to Stock Purchase Agreement Cont’d]

TPG Partners V, L.P. By: TPG GenPar V, L.P., its general partner By: TPG Advisors V, Inc., its general partner By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

TPG Partners VI, L.P. By: TPG GenPar VI, L.P., its general partner By: TPG Advisors VI, Inc., its general partner By: /s/ Clive D. Bode Name: Clive D. Bode Title: Vice President

Exhibit A

SHAREHOLDERS' AGREEMENT

BY AND BETWEEN

TPG PARTNERS V, L.P.,

TPG PARTNERS VI, L.P.

AND

ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS

PERSONAL INJURY SETTLEMENT TRUST

DATED AS OF ______, 2009

Page

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Other Interpretive Provisions	6

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1	Existence; Authority; Enforceability	6
Section 2.2	Absence of Conflicts	6
Section 2.3	Consents	7

ARTICLE III

GOVERNANCE

ARTICLE IV

TRANSFERS OF SHARES

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1	Assignment of Registration Rights	15
Section 5.2	Piggyback Registration Rights	15
Section 5.3	Coordination	15

-i-

(continued)

Page

ARTICLE VI

GENERAL PROVISIONS

* * *

-ii-

THIS SHAREHOLDERS’ AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of     , 2009, is made by and between TPG Partners V, L.P., a Delaware limited partnership (“TPG V”), TPG Partners VI, L.P., a Delaware limited partnership (“TPG VI” and together with TPG V and their respective Permitted Transferees, “TPG”) and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, a Delaware trust (the “Trust” and, together with TPG, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Trust is the record and sole beneficial owner of 36,981,4801 shares the Trust Shares (as defined below) of the common stock, par value $.01 per share (the “Common Stock”) of Armstrong World Industries, Inc. (it or its successor, the “Company”);

WHEREAS, the Trust and TPG entered into that certain purchase and sale agreement dated as of August 10, 2009 (the “PSA”) pursuant to which, on the date hereof (which is the “Closing Date” under the PSA) the Trust is selling to TPG and TPG is purchasing from the Trust 7,000,000 shares of Common Stock, all upon the terms and conditions set forth in the PSA and simultaneously with the purchase of the shares of Common Stock, on the date hereof, the Parties are executing and delivering that certain Prepaid Share Forward Confirmation, by and between the Trust and TPG (the “Confirmation”) pursuant to which the Trust is selling to TPG and TPG is purchasing from the Trust a forward with respect to 1,039,777 shares of Common Stock, subject to the ISDA Master Agreement referred to therein and related Collateral Annex, by and between the Trust and TPG (“Collateral Annex”) pursuant to which the Trust is pledging 1,039,777 shares of Common Stock to TPG as collateral for its obligations under the Confirmation;

WHEREAS, pursuant to the terms of the PSA and in accordance with Article Sixth of the Company’s amended and restated articles of incorporation (as may be amended or restated from time to time in accordance with its terms, the “Charter”), TPG shall promptly (and in any event by the date required by the Charter) commence a tender offer for up to such number of shares of Common Stock as shall be set forth therein, which number shall not be less than the number required under the Charter (the “Tender Offer”); and

WHEREAS, the Trust and TPG desire to set forth certain rights, obligations and understandings with respect to the Trust Shares and the Investor Interests (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

_________________________

 (1) All numbers of shares, and per share amounts, to be appropriately adjusted for stock splits, reverse stock splits or similar events with record dates after the date of the Purchase Agreement and on or prior to the Closing Date.

ARTICLE I

DEFINITIONS

Section 1.1        Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, provided that, for purposes of this Agreement, neither the Trust nor TPG (acting alone or together) shall be deemed to be an “Affiliate” of the Company or vice-versa. For these purposes, “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, each of TPG V, TPG VI and any other entity controlled by either David Bonderman or James Coulter shall be deemed to be Affiliates with respect to each other, in each case solely for purposes of this Agreement.

“Agreement” has the meaning set forth in the preamble.

“beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act and “beneficially own” and “beneficial ownership” shall have correlative meanings.

“Board of Directors” means the board of directors of the Company.

“Business Combination” has the meaning set forth in Section 3.2.

“Business Day” means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Bylaws” has the meaning set forth in Section 3.1(f).

“Charter” has the meaning set forth in the recitals.

“Closing Date” means the date hereof.

“Collateral Annex” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Shares” means the Investor Interests and the Trust Shares, collectively.

“Confirmation” has the meaning set forth in the recitals.

“Designated Directors” has the meaning set forth in Section 3.1(a).

2

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Future Claimants’ Representative” means that certain future claimants’ representative established pursuant to the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, by and among the Company, the Future Claimants’ Representative, the Official Committee of Asbestos Creditors, the Trustees and the members of the trust advisory committee, dated October 2, 2006 (as amended from time to time in accordance with its terms, the “Trust Agreement”).

“Independent Director” has the meaning set forth in Article Sixth of the Charter.

“Initial Investor Shares” means 7,000,000 shares of Common Stock, acquired by TPG on the date hereof pursuant to the PSA, appropriately adjusted for stock splits, reverse stock splits, recapitalizations, stock dividends, and similar events and reduced for any shares transferred pursuant to a sale to the Company or a Company subsidiary pursuant to a tender offer or a sale of Investor Shares pursuant to Section 4.4.

“Initial Investor Interests” means, (i) the Initial Investor Shares and (ii) the economic interest relating to 1,039,777 shares of Common Stock pursuant to the Confirmation, appropriately adjusted for stock splits, reverse stock splits, recapitalizations, stock dividends, and similar events and reduced for any shares transferred pursuant to a sale to the Company or a Company subsidiary pursuant to a tender offer or a sale of Investor Shares pursuant to Section 4.4.

“Investor Directors” has the meaning set forth in Section 3.1(a).

“Investor Interests” means (i) the Initial Investor Interests; plus (ii) the shares of Common Stock acquired by TPG in the Tender Offer; plus (iii) any other shares of Common Stock the beneficial and record ownership of which is acquired by TPG subsequent to the date hereof (other than beneficial ownership of Trust Shares resulting from this Agreement or otherwise) or any other contractual interest relating to shares of Common Stock pursuant to a contract substantially similar to the Confirmation entered into after the date hereof, in each case so long as such shares or interests continue to be beneficially owned by TPG.

“Investor Shares” means (i) the Initial Investor Shares; plus (ii) the shares of Common Stock acquired by TPG in the Tender Offer; plus (iii) any other shares of Common Stock beneficial and record ownership of which is acquired by TPG subsequent to the date hereof (other than beneficial ownership of Trust Shares resulting from this Agreement or otherwise), in each case so long as such shares continue to be beneficially owned by TPG.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted or not prohibited by law, the Charter and the Bylaws and would not cause the Trust to breach its obligations under the Registration Rights Agreement or cause the Trust or TPG to breach their respective obligations under any agreement with the Company in effect on the date hereof) necessary or appropriate to promptly cause (or if the Company Shares do not constitute a majority of the outstanding shares of Common Stock, using best

3

efforts to promptly cause) such result (whether directly or indirectly); including (i) voting or providing a written consent or proxy with respect to the Company Shares, (ii) causing the Designated Directors (subject to the fiduciary duties that such Designated Directors may have as directors of the Company) to act in a certain manner or causing them to be removed and replaced in the event they fail to act in such a manner (unless acting in such manner would be a breach of their fiduciary duties); (iii) presenting proposed nominations to the governance committee of the Board of Directors for approval; (iv) calling special meetings of shareholders; (v) acting by written consent without a meeting of the shareholders; (vi) in the case of the Trust, at the request of TPG, nominating persons for election as directors or submitting other matters to a vote of shareholders without complying with Sections 4 and 5 of Article II of the Bylaws, pursuant to the Trust’s rights under Section (H)(vi) of Article Sixth of the Charter; (vii) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result; and (viii) executing agreements and instruments.

“Observers” has the meaning set forth in Section 3.1(j).

“Offer” shall have the meaning set forth in Section 4.3.

“One Director Threshold” has the meaning set forth in Section 3.1(a)(i).

“Parties” has the meaning set forth in the preamble.

“Permitted Transferee” means (i) in the case of TPG, any Affiliate of TPG, (ii) in the case of the Trust, any Person wholly-owned by the Trust.

“Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Proposed Transfer” has the meaning set forth in Section 4.4(a).

“Proposed Transferee” has the meaning set forth in Section 4.4(a).

“PSA” has the meaning set forth in the recitals.

“Registration Rights Agreement” means that certain Stockholder and Registration Rights Agreement, dated as of October 2, 2006, by and between the Company and the Trust.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Selling Shareholder” has the meaning set forth in Section 4.3.

“Settlement Shares” has the meaning set forth in Section 5.1.

4

“Subsidiary” when used with respect to any party means any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity and more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or by one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party, provided that, the Company and its Subsidiaries shall in no event be deemed to be Subsidiaries of the Trust or TPG.

“Tag Along Notice” has the meaning set forth in Section 4.4(b).

“Tagging Shareholder” has the meaning set forth in Section 4.4(a).

“Tender Offer” has the meaning set forth in the recitals.

“TPG” has the meaning set forth in the preamble.

“TPG V” has the meaning set forth in the preamble.

“TPG VI” has the meaning set forth in the preamble.

“Transfer” means, with respect to any Company Shares, a direct or indirect transfer, sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Company Shares, or of voting or dispositive power with respect thereto (whether full or shared power), including the grant of an option or other right, or transfer of the economic interest in such Company Shares, in each case whether directly or indirectly and whether voluntarily, involuntarily or by operation of law; and “Transferred” and “Transferee” shall each have a correlative meaning. A sale of Company Shares to the Company pursuant to a tender offer by the Company for Company Shares shall not constitute a Transfer under this Agreement.

“Transfer Notice” has the meaning set forth in Section 4.3.

“Transferring Shareholder” has the meaning set forth in Section 4.4(a).

“Triggering Shares” has the meaning set forth in Section 4.1.

“Trust” has the meaning set forth in the preamble.

“Trust Advisory Committee” means that certain trust advisory committee established pursuant to the Trust Agreement.

“Trust Directors” has the meaning set forth in Section 3.1(a).

“Trust Shares” means (i) the 29,981,480 shares of Common Stock beneficially owned by the Trust (other than beneficial ownership of Investor Interests resulting from this Agreement or otherwise) as of the Closing Date (after taking into account the transactions consummated on the Closing Date as contemplated by the PSA); plus (ii) any other Common Stock acquired by the Trust subsequent to the date hereof, in each case so long as such shares

5

continue to be beneficially owned by the Trust or its Permitted Transferees. For the avoidance of doubt, for the purpose of this definition the number of Trust Shares shall not be deemed to be reduced by reason of the Confirmation.

“Two Director Threshold” has the meaning set forth in Section 3.1(a).

Section 1.2         Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)          The term “including” is not limiting and shall be deemed followed by the phrase “without limitation.”

(d)          The table of contents, captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)          Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party that as of the date such Party executes this Agreement:

Section 2.1        Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms. In the case of the Trust only, the Trust has good and valid title to the Trust Shares.

Section 2.2        Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constituent documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party.

6

Section 2.3         Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration (including, in the case of the Trust, consents of the Trust Advisory Committee and Future Claimants’ Representative, which the Trust represents and warrants have been obtained), is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein, or (c) in the case of the Trust, the actions of the Trust contemplated hereby including the taking of Necessary Action in connection with the nomination, election and removal of Independent Directors and Trust Directors, or (d) in the case of TPG, the actions of TPG contemplated hereby, including the taking of Necessary Action in connection with the nomination, election and removal of the Independent Directors and the Investor Directors.

ARTICLE III

GOVERNANCE

Section 3.1	Board of Directors.

(a)          Promptly following the Closing Date on a schedule to be agreed by the Trust and TPG, and at each annual meeting thereafter or in the event of any vacancies on the Board of Directors, each of the Trust and TPG shall take all Necessary Action, subject to satisfaction of all applicable legal and stock exchange requirements and requirements of the Charter, to nominate and cause to be elected eleven directors to the Board of Directors, two of whom shall be designated by the Trust (the “Trust Directors”), two of whom shall be designated by TPG (the “Investor Directors” and, together with the Trust Directors, the “Designated Directors”), so long as TPG owns of record (directly or through a nominee) and beneficially, shares of Common Stock (appropriately adjusted for stock splits, reverse stock splits or similar events) equal to or greater than the number of Initial Investor Shares (the “Two Director Threshold”) one of whom shall be the Chief Executive Officer of the Company and six of whom shall be Independent Directors selected pursuant to Section 3.1(b) below; provided that:

(i)           If TPG fails to own, of record (directly or through a nominee) and beneficially, shares of Common Stock sufficient to satisfy the Two Director Threshold but owns, of record (directly or through a nominee) and beneficially that number of shares of Common Stock equal to at least one-half of the number of Initial Investor Shares (the “One Director Threshold”), then TPG shall be entitled to designate one Investor Director instead of two Investor Directors and the Board size shall be reduced by one, and the Parties shall take all Necessary Action to remove one of the two incumbent Investor Directors, which Investor Director to be at the election of TPG; and

(ii)          If TPG fails to own, of record (directly or through a nominee) and beneficially, shares of Common Stock sufficient to satisfy the One Director Threshold, then TPG shall have no right to designate Investor Directors or participate in the selection of Independent Directors to the Board of Directors and the Parties shall take all Necessary Action to remove the Investor Directors.

7

(b)          The Trust and TPG shall cooperate in good faith to cause to be nominated mutually agreeable Persons to serve as Independent Directors to the Board of Directors.

(c)          If the number of Investor Directors is decreased pursuant to Section 3.1(a), then the Parties shall take all Necessary Action to remove such director or directors, as the case may be, from the Board of Directors.

(d)          The Trust shall have the exclusive right to select and determine to remove from the Board of Directors the Trust Directors as well as the exclusive right to select persons to fill vacancies created by reason of death, removal or resignation of the Trust Directors and the Parties shall take all Necessary Action to cause the Board of Directors to include such Trust Directors. TPG shall have the exclusive right to select and determine to remove from the Board of Directors, the Investor Directors as well as the exclusive right to select persons to fill vacancies created by reason of death, removal or resignation of the Investor Directors and the Parties shall take all Necessary Action to cause the Board of Directors to include such Investor Directors.

(e)          David Bonderman shall be one of the initial Investor Directors pursuant to Section 3.1(a) and he shall remain an Investor Director for so long as TPG, in consultation with the Trust, deems it prudent and necessary but (except with the Trust’s consent) at least until the second anniversary of the Closing Date.

(f)           The Parties shall take all Necessary Action so that each of the Trust Directors and the Investor Directors shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including without limitation travel, lodging and meal expenses as well as customary director and officer indemnity insurance and be entitled to indemnification and advancement of expenses, to the same extent as the other members of the Board of Directors and in accordance with the Company’s Charter and bylaws (as may be amended or restated from the time to time, the “Bylaws”).

(g)          Other than as described in (f) above, neither the Trust nor TPG nor any of the Board Designees (except Trust Directors who are not Trustees of the Trust, which persons shall receive remuneration or compensation from the Company in exchange for their services) shall receive any fees or other remuneration or compensation in exchange for their service on the Board of Directors.

(h)          The Trust acknowledges that it would be beneficial to the Company for TPG to make available to the Company certain of its operations and field operations professionals to assist the Company management and/or the Board of Directors in connection with the evaluation or improvement of the Company’s operations. Subject to Board of Directors authorization, from time to time, TPG may make such professionals so available, with TPG to be reimbursed for the actual time and expenses of work performed by such operations and field operations professionals.

(i)           TPG contemplates that the Investor Directors may, on a confidential basis, share non-public information about the Company with TPG and its personnel (subject to a

8

customary confidentiality agreement) and the Trust and TPG agree to cooperate and take all Necessary Action to cause the Company to authorize the foregoing.

(j)           TPG and the Trust shall cooperate to propose and recommend to the Board of Directors to permit the Trust and TPG to each have an observer (“Observers”), which Observers shall have the right to attend all meetings of the Board of Directors with voice but without vote, and shall receive all materials provided to members of the Board of Directors (subject to the confidentiality agreement previously entered into by the Company and the Trust, or the confidentiality agreement referred to in clause (i) above, as the case may be). The expenses of the Observers shall be reimbursed by the Company in accordance with Section 3.1(f) above but the Observers shall receive no other compensation or remuneration.

Section 3.2        Business Combinations. For the first 24 months after the Closing Date, except to the extent TPG otherwise consents in writing, the Trust will take all Necessary Action to oppose (including by not voting any shares in favor or tendering any shares), and not otherwise support or facilitate, any merger, consolidation, share exchange, tender offer, or other business combination transaction (any of the foregoing, a “Business Combination”), pursuant to which outstanding shares of Common Stock are cancelled or exchanged or, if they remain outstanding no longer represent at least 51% of the shares to be outstanding immediately following such transaction ,(a) unless such Business Combination would result in TPG receiving cash consideration of not less than $33.465 per share (if during the first 12 months after the Closing Date) and not less than $44.62 per share (if during the next 12 months), in each case appropriately adjusted for stock splits, reverse stock splits, recapitalizations, stock dividends, and similar events. or (b)(x) such Business Combination is approved by a majority of the Independent Directors and (y) the Trust first fully complies with Section 4.3 and such Business Combination is at a price and on terms which are at least as favorable to the Trust as the price and terms set forth in the Transfer Notice.

Section 3.3        Matters Requiring Shareholder Agreement. Following the Closing Date, each of the Parties shall take all Necessary Action to cause the Company and its Subsidiaries not to take any of the following actions without the affirmative vote or written consent of all the Designated Directors or the written approval of each of the Parties:

(a)          (i) the amendment of, or any change to or waiver of the provisions of the Charter or Bylaws or the Registration Rights Agreement; or (ii) commit to take any action which would be in contravention of or inconsistent with any of the documents listed in (i);

(b)          the acquisition or disposition of material assets or a material business, whether through purchase, merger, consolidation, share exchange, business combination or otherwise;

(c)          any liquidation, bankruptcy, dissolution, recapitalization, reorganization, or assignment to creditors by the Company or any Subsidiary of the Company, or any voluntary filing for any thereof;

(d)          the entry into or amendment of any agreement or other arrangement between the Company and any Party or any of such Party’s Affiliates (including,

9

without limitation, any agreement regarding the payment of fees) other than on arm’s-length terms;

(e)          the authorization, issuance, sale or repurchase of shares, options, warrants or other rights relating to equity securities, or the allotment of unissued shares or rights or options to or in respect of shares, or the variation of any rights attaching to issued or unissued shares, including the implementation of, or grant of any award under, any stock option, restricted stock, stock bonus or stock purchase plan, or any similar plan or arrangement, pursuant to which any one or more officers, directors or employees of, or consultants to, the Company or its Subsidiaries, may acquire shares of the Company; or

(f)           the declaration of dividends or distributions of any kind other than distributions or dividends by any of the Company’s wholly-owned Subsidiaries.

Section 3.4        Designated Directors. Following the Closing Date, each of the Parties shall take all Necessary Action to cause each of the Designated Directors (subject to the fiduciary duties that such Designated Directors may have as directors of the Company) to vote on any of the actions set forth in this Section 3.4 as jointly directed by the Trust and TPG, and if any Designated Director should fail to vote as directed, the Parties shall take all Necessary Action to replace such Designated Director:

(a)          the appointment of, or the approval of the retention, termination or change (including a material change in responsibilities or compensation) of the chief executive officer or chief financial officer;

(b)          any material borrowing, guarantee or financial accommodation (in whatever form, including finance leases); or

(c)          the approval of the Company’s annual budget (including operating and capital plans), business plan and related material business policies, or any material amendments and deviations from any of the foregoing.

Section 3.5         Waiver of Trust Rights. Without the consent of TPG, the Trust agrees not waive any of the rights granted to it pursuant to the Charter, Bylaws or Registration Rights Agreement, including but not limited to:

(a)             the Trust’s right to approve the Company’s implementation of a shareholder’s rights plan, pursuant to Article Sixth (H)(iv) of the Charter;

(b)          the Trust’s exemption from the procedural requirements of Sections 4 and 5 of the Bylaws; and

(c)          the Trust’s right to approve the (i) authorization of any new class of shares; (ii) the issuance of Preferred Shares (as defined in the Charter); and (ii) implementation of certain employee benefit plans prior to October 2, 2011, in each case pursuant to Article Sixth (H)(viii) of the Charter.

10

Section 3.6	Termination of Governance Provisions.

At any time after the third anniversary of the Closing Date, if the Trust Shares continue to constitute at least twenty percent (20%) of the issued and outstanding voting stock of the Company, the provisions of this Article III shall be terminable by the Trust, at any time thereafter and in the Trust’s sole discretion, upon forty-five (45) days’ written notice to TPG; provided that, notwithstanding the termination of the other provisions of this Article III so long as TPG continues to satisfy the Two Director Threshold in terms of ownership of Common Stock, TPG shall continue to have the right to designate two Investor Directors to the Board and, so long as TPG continues to satisfy the One Director Threshold in terms of ownership of Common Stock, TPG shall continue to have the right to designate one Investor Director to the Board, and, in either such case, the Trust and the Trust Directors shall take all Necessary Action to cause the nomination of such Investor Director(s) and vote the Trust Shares in favor of such Investor Director(s) and take all Necessary Action so that the Board of Directors not include more than a total of eleven directors.

ARTICLE IV

TRANSFERS OF SHARES

Section 4.1         Certain Transfers. In consideration of the agreements by the Trust, as majority shareholder of the Company, with respect to governance, as set forth in Article III hereof, and in order to incentivize TPG to work with the Trust and the Company to seek to create long-term value for the Company, the Trust and TPG agree that, if prior to the eighteen month anniversary of the Closing Date, TPG Transfers a number of Investor Shares (other than pursuant to a Business Combination approved by the Board of Directors or pursuant to TPG’s sale of the Investor Shares pursuant to Section 4.4 or Transfer to a Permitted Transferee) that would reduce the aggregate number of Investor Shares to below the number of Initial Investor Shares (the number of such shares below the Initial Investor Shares being the “Triggering Shares”), TPG shall within ten days pay to the Trust an amount equal to one-half of the excess, if any, of (i) the product of the net price per share received by TPG in such Transfer and the number of Triggering Shares over (ii) the product of (A) the Purchase Price (as defined in the PSA) less the proportionate per share amount of TPG’s out-of-pocket expenses in connection with the discussions and negotiations between the Parties or with the Company prior to the Closing Date and prior to any subsequent Transfer and (B) the number of Triggering Shares (such payment, the “Short Term Sale Payment”). For purposes hereof, it shall be assumed that any Transfer by TPG pursuant to Section 4.4 shall be a Transfer of Initial Investor Shares and that any other Transfers by TPG (other than to a Permitted Transferee) are on a last-in-first-out basis (i.e., that any such Transfer is of Investor Shares not acquired on the Closing Date to the extent it owns such shares).

Section 4.2        Transfer to Permitted Transferees. Each Shareholder may Transfer its Company Shares to a Permitted Transferee of such Shareholder, provided that, the Permitted Transferee of such Company Shares agrees in writing that it shall, upon such Transfer, assume with respect to such Company Shares the Transferor’s obligations under this Agreement and become a party to this Agreement for such purpose, and any other agreement or instrument executed and delivered by such Transferor in respect of the Company Shares; provided, further,

11

that each Permitted Transferee of any Shareholder to which Company Shares are Transferred shall, and such Shareholder shall cause such Permitted Transferee to, Transfer back to such Shareholder (or to another Permitted Transferee of such Shareholder) any Company Shares it owns if such Permitted Transferee ceases to be a Permitted Transferee of such Shareholder.

Section 4.3        Right of First Offer. So long as TPG continues to satisfy the Two Director Threshold in terms of ownership of Common Stock, if either Party (the “Selling Shareholder”), proposes to Transfer any or all of its Company Shares (including pursuant to a Business Combination), other than (i) a Transfer to the Company or its Subsidiaries pursuant to a tender offer not involving a Business Combination, (ii) the sale by a Tagging Shareholder pursuant to Section 4.4; (iii) a Transfer to a Permitted Transferee; or (iv) a Transfer from the Trust of up to the number of reference shares under the Confirmation during the period of the Averaging Dates (as defined in the Confirmation) in the event of Cash Settlement pursuant to the Confirmation, the Selling Shareholder shall provide the other Shareholder with written notice (a “Transfer Notice”) of its intent to Transfer a specified number of its Company Shares at least twenty days prior to any Transfer which Transfer Notice shall also specify the price and other terms at which it proposes to make such Transfer. If the other Party makes an offer (the “Offer”) to acquire the number of Company Shares specified in such Transfer Notice from the Selling Shareholder at the price specified in such Transfer Notice and on other terms not materially less favorable to the Selling Shareholder (as determined in good faith by the Selling Shareholder) on or prior to the fifteenth calendar day following the receipt of the Transfer Notice, the Offer shall constitute a binding obligation of the Parties to purchase and sell such Company Shares at the price and on the other terms set forth in the Offer, in which case the Parties shall cooperate in good faith to promptly, and in no event any later than ten Business Days (or such longer period as required to obtain any required Hart-Scott-Rodino or other applicable regulatory clearance), to effect such Transfer provided that, if, as of the date of the Transfer Notice, the total number of shares being Transferred by the Selling Shareholder shall constitute two percent or less of the total issued and outstanding Common Stock of the Company during any 180-days, the Offer must be made within five calendar days following receipt of the Transfer Notice. If the other Party does not make a timely offer in response to a Transfer Notice from the Selling Shareholder, for a period of sixty days following the end of the 20 day period following the Transfer Notice, the Selling Shareholder shall have the right to sell the number of Company Shares specified in the Transfer Notice to a third party at a price at least equal to the price specified in the Transfer Notice and on other terms not materially less favorable to the Selling Shareholder than those in the Transfer Notice. TPG shall have no rights under this Section 4.3 after it ceases to satisfy the Two Director Threshold in terms of ownership of Common Stock.

Section 4.4	Tag Along Rights.

(a)          In the case of a proposed Transfer by either Party (the “Transferring Shareholder”) of greater than two percent (2%) of the total issued and outstanding Common Stock of the Company during any 180-days of its Company Shares, other than (i) to the Company or (ii) to a Permitted Transferee (a “Proposed Transfer”), the Party who exercises its rights under this Section 4.4(a) (a “Tagging Shareholder”) shall have the right to require the Transferring Shareholder to cause the proposed Transferee (a “Proposed Transferee”) to purchase from such Tagging Shareholder up to a number of its Company Shares equal to the product of (A) the aggregate number of Company Shares owned directly by the Tagging

12

Shareholder multiplied by (B) a fraction, the numerator of which is the aggregate number of Company Shares proposed to be Transferred by the Transferring Shareholder and the denominator of which is the total number of Company Shares owned by the Transferring Shareholder.

(b)          The Transferring Shareholder shall give notice (the “Tag Along Notice”) to the Shareholder of a Proposed Transfer not later than twenty (20) calendar days prior to the closing of the Proposed Transfer, setting forth the number of Company Shares proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, the Transferring Shareholder shall provide such information, to the extent reasonably available to the Transferring Shareholder, relating to such non-cash consideration as the other Party may reasonably request in order to evaluate such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Shareholder shall deliver or cause to be delivered to the other Party copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 4.4 must be exercised by a Party within fifteen (15) calendar days following receipt of the Tag Along Notice, by delivery of a written notice to the Transferring Shareholder indicating its desire to exercise its rights and specifying the number of Company Shares it desires to Transfer.

(c)          Any Transfer of Company Shares by a Tagging Shareholder to a Proposed Transferee pursuant to this Section 4.4 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Transferring Shareholder; provided that in order to be entitled to exercise its tag along right pursuant to this Section 4.4, the Tagging Shareholder must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Transferring Shareholder in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Shareholder or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Transferring Shareholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Shareholder and the Tagging Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Shareholder as to the unencumbered title to its Company Shares and the power, authority and legal right to Transfer such Company Shares, the aggregate amount of the liability of the Tagging Shareholder shall not exceed either (i) the Tagging Shareholder’s pro rata portion of any such liability to be determined in accordance with the Tagging Shareholder’s portion of the total number of Company Shares included in such Transfer or (ii) the proceeds to the Tagging Shareholder in connection with such Transfer. The Tagging Shareholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

Section 4.5        Due Diligence Rights. Each of the Parties shall take all Necessary Action with respect to any Transfer in compliance with the procedures set forth in this Article IV, to cause the third-party Transferee of Company Shares to be afforded customary due diligence rights in respect of the Company on a timely basis and subject to customary confidentiality rights

13

and applicable securities laws. In transactions subject to Section 4.3, the Parties agree, at the request of either Party, to share and discuss with each other information and analysis with respect to the Company and its operations, assets, liabilities and business prospects.

Section 4.6	Trust Transfer Restriction.

(a)          The Trust agrees that prior to the date that is 270 days after the Closing Date, except as a result of a bona fide financial emergency on the part of the Trust, it will not Transfer any shares of Common Stock beneficially owned by the Trust as of the date hereof (after taking into account the transactions consummated on the Closing Date as contemplated by the PSA).

(b)          The Trust agrees that it will not tender any shares of Common Stock in the Tender Offer.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1        Assignment of Registration Rights . Pursuant to Section 2.9 of the Registration Rights Agreement, the Trust hereby transfers to TPG its rights under Article II of the Registration Rights Agreement in so far as they relate to the Initial Investor Shares and the shares of Common Stock delivered to TPG from the Trust in the event of Physical Settlement pursuant to the Confirmation (the “Settlement Shares”) and TPG hereby assumes the applicable obligations of the Trust, as required by Section 2.9 with respect to the Initial Investor Shares and the Settlement Shares.

Section 5.2         Piggyback Registration Rights. Pursuant to Section 2.10 of the Registration Rights Agreement, the Trust shall, upon request by TPG, grant its written consent to TPG and the Company in connection with TPG’s request to exercise its “piggyback registration rights” with respect to the Initial Investor Shares and the Settlement Shares, in accordance with the procedures set forth in Section 2.2 of the Registration Rights Agreement, as assigned to TPG pursuant to Section 5.1.

Section 5.3         Coordination. The Trust and TPG hereby acknowledge and agree to coordinate the exercise of their respective rights pursuant to Article II of the Registration Rights Agreement in good faith.

ARTICLE VI

GENERAL PROVISIONS

Section 6.1	Assignment; Benefit.

(a)          The rights and obligations hereunder shall not be assignable without the prior written consent of the other Party hereto except as provided under Article IV. Any assignment of rights or obligations in violation of this Section 6.1 shall be null and void.

14

(b)          This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement.

Section 6.2         Public Announcements. Subject to each Party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, each of the Parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and no Party hereto will make any such news release or public disclosure without first consulting with the other Party hereto and receiving its consent (which shall not be unreasonably withheld or delayed) and each Party shall coordinate with the other with respect to any such news release or public disclosure.

Section 6.3        Termination. This Agreement shall terminate automatically on its terms if either the Trust or TPG no longer beneficially owns at least three percent (3%) of the outstanding Common Stock, except for Article III, which shall be terminable at an earlier date upon the terms and conditions set forth in Section 3.6, provided that, no termination shall relieve either Party from then existing liability under this Agreement.

Section 6.4         Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.5        Entire Agreement; Amendment. (a) This Agreement (together with the PSA, the Confirmation and the Collateral Annex) sets forth the entire understanding and agreement between the Parties with respect to the transactions contemplated herein and supersedes and replaces any contemporaneous or prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing, specifically identified as an amendment to, or modification or waiver of this Agreement, executed by each of the Parties hereto. Except for the PSA, the Confirmation, the Collateral Annex, the Trust Agreement and the Registration Rights Agreement, there are no other agreements between the Parties or any of their Affiliates relating to the Company.

(b)          No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

15

Section 6.6         Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 6.7         Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Party at the following addresses:

if to TPG, to:

c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention: Clive D. Bode
Vice President and Secretary
Fax: 817-871-4001

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention: Victor Lewkow, Esq.

Telephone: 212-225-2000

Fax: 212-225-3999

if to the Trust, to:

Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

818 N. Washington Street

Wilmington, Delaware 19801-1510

Attention: Harry Huge, Managing Trustee

Fax:

with a copy (which shall not constitute notice) to each of:

Kaplan Strangis and Kaplan, P.A.

5500 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention: James Melville, Esq.

Fax: 612-375-1143

16

Keating Muething & Klekamp, PLL

One East Fourth Street Suite 1400

Cincinnati, Ohio 45202

Attention: Edward E. Steiner, Esq.

Fax: 513-579-6457

or, as to each Shareholder at such other address as shall be designated by such Shareholder in a written notice to the other Shareholder complying as to delivery with the terms of this Section. Notice shall be effective upon actual receipt thereof.

Section 6.8        Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State except insofar as this Agreement involves the internal affairs of the Company, a Pennsylvania corporation, as to which the corporation laws of the Commonwealth of Pennsylvania shall govern. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 6.9         Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Either Party may file an original counterpart or a copy of this Section 6.9 with any court as written evidence of the consent of the Parties to the waiver of their rights to trial by jury.

Section 6.10      Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties hereto shall raise the defense that there is an adequate remedy at law.

Section 6.11      No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity other than the Parties hereto and their Permitted Transferees, any benefit, right or remedies.

Section 6.12      TPG Actions. Whenever any action is required under this Agreement by TPG, it shall be by the affirmative vote of the holders representing more than fifty percent (50%) of the aggregate number of Investor Interests, or as otherwise agreed in writing by the holders of the Investor Interests.

17

Section 6.13      Non-Recourse to the Trustees. TPG acknowledges and agrees that, in the absence of fraud by a Trustee, it shall have no claims of any nature whatsoever against any of the Trustees (as opposed to the Trust) in connection with the purchase and sale transaction contemplated by this Agreement. In the absence of fraud by a Trustee (in which case only that Trustee, and not any of the other Trustees) shall have any liability, the Trustees shall have no liability to TPG or to any party claiming by or through TPG for or with respect to any matter arising under this Agreement. This Section 6.14 is of the essence of this Agreement and the Trust would not have entered into this Agreement without this Section 6.14.

18

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

ARMSTRONG WORLD INDUSTRIES, INC. ASBESTOS PERSONAL INJURY SETTLEMENT TRUST By: ____________________________ Name: Title: Trustee
By: ____________________________ Name: Title: Trustee
By: ____________________________ Name: Title: Trustee

[Signature Page Shareholders’ Agreement]

TPG Partners V, L.P. By: TPG GenPar V, L.P., its general partner By: TPG Advisors V, Inc., its general partner By: ____________________________ Name: Clive D. Bode Title: Vice President

TPG Partners VI, L.P. By: TPG GenPar VI, L.P., its general partner By: TPG Advisors VI, Inc., its general partner By: ____________________________ Name: Clive D. Bode Title: Vice President

[Signature Page Shareholders’ Agreement]

Exhibit B

Date:	[	], 2009

To:	Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust
818 N. Washington Street
Wilmington, Delaware 10801-1510
Attention: Harry Huge, Managing Trustee

From:	TPG Partners V[I], L.P.
c/o TPG Capital, L.P.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102

Re:	Prepaid Share Forward Transaction

Ladies and Gentlemen:

The purpose of this letter agreement (this “Confirmation”) is to set forth the terms and conditions of the Share Forward Transaction (the “Transaction”) entered into between TPG Partners V[I], L.P. (“TPG”) and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (“Counterparty”) on the Trade Date specified below. This Confirmation constitutes a “Confirmation” for the purposes of the Agreement specified below.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.

1.             This Confirmation evidences a complete binding agreement between Counterparty and TPG as to the subject matter and terms of the Transaction and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Confirmation supplements, forms a part of, and is subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if TPG and Counterparty had executed the Agreement on the date of this Confirmation (without any Schedule but with the elections set forth in this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement.

All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. If, in relation to the Transaction, there is any inconsistency between the Agreement, this Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; and (iii) the Agreement.

2. The Transaction constitutes a Share Forward Transaction for the purpose of the Equity Definitions. The terms of the Transaction to which this Confirmation relates are as follows:
General Terms:
Trade Date:	The “Closing Date” (as defined in the Purchase and Sale Agreement).
Seller:	Counterparty.
Buyer:	TPG.
Shares:	The common stock, par value USD 0.01 per share, of Armstrong World Industries, Inc. (the “Issuer”) (Ticker symbol: “AWI”).
Number of Shares:	[ ], subject to adjustment as described in “Initial Non-Cash Dividends” below.

Prepayment:	Applicable.
Prepayment Amount:	The product of (a) the “Purchase Price” (as defined in the Purchase and Sale Agreement) and (b) the Number of Shares.
Prepayment Date:	The “Closing Date” (as defined in the Purchase and Sale Agreement).
Purchase and Sale Agreement:	The purchase and sale agreement, dated as of August 2, 2009 (the “Purchase Agreement Date”), between TPG, TPG Partners V[I], L.P. and Counterparty, as amended from time to time.
Shareholders’ Agreement:	The shareholders’ agreement, dated as of the Trade Date, between TPG Partners V, L.P., TPG Partners VI, L.P. and Counterparty, as amended from time to time.
Variable Obligation:	Not Applicable.
Exchange:	New York Stock Exchange.
Related Exchange(s):	All Exchanges.

2

Calculation Agent:

TPG. Following each calculation, adjustment or determination, the Calculation Agent shall promptly notify Counterparty and TPG of such calculation, adjustment or determination (an “Original Determination”), which shall be final and binding in the absence of manifest error unless Counterparty refers such Original Determination for review in accordance with the following procedure. Upon Counterparty’s request within two Scheduled Trading Days following such notice of an Original Determination, the Calculation Agent shall promptly provide Counterparty and TPG with a schedule of the basis for such Original Determination in reasonable detail.

Counterparty may refer an Original Determination for review by sending a written notice (a “Review Notice”) to TPG by the second Scheduled Trading Day following the notice of such Original Determination or following Counterparty’s receipt of a schedule of such Original Determination, as applicable, which notice shall specify (a) the Original Determination that is being referred for review, (b) the reasons why Counterparty objects to the Original Determination, (c) Counterparty’s proposed alternative calculation, determination or adjustment and (d) the reasons why Counterparty considers such alternative to be correct. Following delivery of a Review Notice, TPG and Counterparty shall consult in good faith to try to agree the relevant calculation, determination or adjustment.

If TPG and Counterparty do not reach agreement by the close of business on the second Scheduled Trading Day following the day the Review Notice is effective, the matter shall be determined by three leading equity derivatives dealers, one appointed by TPG, a second appointed by Counterparty and the third appointed by the first two dealers.

Valuation:
Valuation Date	The final Averaging Date.

Averaging Dates:	The 20 consecutive Scheduled Trading Days starting on and including the First Averaging Date.

Averaging Period:	The period commencing on the First Averaging Date and ending on the Valuation Date (inclusive).

First Averaging Date:	November 4, 2013 (or, if such date is not a Scheduled Trading Day, the next succeeding Scheduled Trading Day).

Averaging Date Disruption:	Modified Postponement.

Market Disruption Event:

The third and fourth lines of Section 6.3(a) of the Equity Definitions are hereby amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time” and replacing them with “at any time during an Averaging Date prior to the relevant Valuation Time.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time”.

Relevant Price:

The dollar volume weighted average price per Share based on transactions executed on the relevant Averaging Date for the period of time from 9:30 a.m. to 4:00 p.m., New York City time, subject to the following sentence, on such Averaging Date as defined on Bloomberg using the function “AWI <Equity> VAP <Go>” (or a successor page thereto), as determined by the Calculation Agent; provided that if such price is not so reported on such Averaging Date for any reason, as determined by the Calculation Agent in a commercially reasonable manner. For purposes of calculating the Relevant Price, the Calculation Agent will omit those transactions that are executed during the periods of time described in Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended.

Settlement Terms:
Settlement Currency:	USD.
Settlement Price:	The arithmetic average of the Relevant Prices on each Averaging Date.
Cash Settlement Payment Date:	The third Currency Business Day following the Valuation Date.
Settlement Date:	The First Averaging Date.
Settlement Method Election:	Applicable.
Electing Party:	Counterparty.

3

Settlement Method Election Date:	The Scheduled Trading Day that is six months and one day prior to the First Averaging Date.
Default Settlement Method:	Cash Settlement.
Physical Settlement:

Notwithstanding anything to the contrary in the Equity Definitions, Counterparty may, in lieu of delivery through a Clearance System, deliver or cause the delivery to or at the direction of TPG of one or more stock certificates representing the Number of Shares to be Delivered registered in the name of TPG or its nominee, with all necessary stock issuance and transfer tax stamps affixed thereto, without any legends or endorsements thereon other than the legend set forth in Section 5.02 of the Purchase and Sale Agreement. Counterparty shall cause the transfer of such Shares to be registered on the books of the Issuer and/or any applicable transfer agent.

Representation and Agreement:

Notwithstanding Section 9.11 of the Equity Definitions, the parties acknowledge that any Shares delivered by Counterparty to TPG will be subject to restrictions and limitations arising under applicable state and federal securities laws and regulations, restrictions on transfer imposed by the Shareholders’ Agreement and liens created or permitted by TPG.

Dividends:
Dividend Payments:	Seller shall pay to Buyer each Dividend Amount on the related Dividend Payment Date.
Dividend Period:	The period from and including the Prepayment Date to but excluding the Cash Settlement Payment Date or the Settlement Date, as applicable.
Dividend Amount:

Record Amount multiplied by the Number of Shares; provided that the Calculation Agent shall adjust the Number of Shares as it determines appropriate if an ex-dividend date occurs during the Averaging Period and Cash Settlement applies.

The definition of “Record Amount” in Section 10.1 of the Equity Definitions is amended by adding after the phrase “the gross cash dividend per Share” in the second line thereof the phrase “(including any Extraordinary Dividend)”.

Dividend Payment Date:

The third Currency Business Day following the date the relevant dividend is paid by the Issuer generally to holders of record of a Share. This obligation shall be in lieu of Seller’s obligation to pay the Excess Dividend Amount under Sections 9.2(a)(iii) or 8.4(b) of the Equity Definitions.

4

Initial Non-Cash Dividends:

If, during the period from and including the Purchase Agreement Date to but excluding the Prepayment Date, any non-cash dividend or distribution is declared by the Issuer to holders of record of a Share, Seller shall deliver to Buyer the product of (a) each such dividend in the form received by holders of record of a Share and (b) the Number of Shares on the later of (i) the Prepayment Date and (ii) the third Scheduled Trading Day following the date the relevant dividend is delivered by the Issuer to holders of record of a Share, except in the case of any dividend comprised of Shares, in which case the Number of Shares shall be increased by the product of the Number of Shares prior to such increase and such dividend per Share, provided that such increase in the Number of Shares shall not be applicable to the calculation of the Prepayment Amount.

Adjustments:
Method of Adjustment:	Calculation Agent Adjustment.
Extraordinary Events:
Consequences of Merger Events:
(a) Share-for-Share:	Alternative Obligation.
(b) Share-for-Other:	Alternative Obligation.
(c) Share-for-Combined:	Alternative Obligation.
Tender Offer:	Applicable. The definition of “Tender Offer Event” in Section 12.1 of the Equity Definitions will be amended by replacing the words “voting shares” in the first line thereof with the word “Shares”.
Consequences of Tender Offer:
(a) Share-for-Share:	Calculation Agent Adjustment.
(b) Share-for-Other:	Calculation Agent Adjustment.
(c) Share-for-Combined:	Calculation Agent Adjustment.

5

Calculation Agent Adjustment:

Section 12.3(c) of the Equity Definitions shall be deleted in its entirety and replaced with the following:

“(c) “Calculation Agent Adjustment”, then, on or after the relevant Tender Offer Date, the Calculation Agent shall either (i)(A) make such adjustment to the exercise, settlement, payment or any other terms of the Transaction as the Calculation Agent determines appropriate to account for the economic effect on the Transaction of such Tender Offer (provided that no adjustment will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction), which may, but need not, be determined by (1) reference to the adjustment(s) made in respect of such Tender Offer by an options exchange to options on the relevant Shares traded on such options exchange and/or (2) substituting the consideration to be received by a holder of Shares in the Tender Offer for the Shares, in whole or in part, or leaving the Transaction relating to the Shares and making other adjustments to the terms of the Transaction and (B) determine the effective date of that adjustment, or (ii) if the Calculation Agent determines that no adjustment that it could make under (i) will produce a commercially reasonable result, notify the parties that the relevant consequence shall be the termination of the Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7, and in respect of an Option Transaction, the Calculation Agent shall determine the amount of such payment as if “Calculation Agent Determination” applied to the Option Transaction;”.

Election of Consideration:

Notwithstanding anything to the contrary herein or in the Equity Definitions, in respect of any Merger Event or Tender Offer, to the extent that a holder of Shares equal to the Number of Shares would be entitled to elect the consideration for, or to participate in, such Merger Event or Tender Offer (the consideration for such Merger Event or Tender Offer, the “Replacement Assets”), Buyer shall be entitled to make such election for purposes of this Transaction, at any time prior to the latest time as of which such a holder may make such an election, in which case the Replacement Assets, if any, that such holder making such election would be entitled to receive shall be deemed to be the consideration for such Merger Event or Tender Offer for purposes of Article 12 of the Equity Definitions (including, without limitation, for purposes of determining whether such event is a Share-for-Share, Share-for-Other or Share-for-Combined Merger Event or Tender Offer and Section 12.5 of the Equity Definitions), and the applicable consequences of such Merger Event or Tender Offer pursuant to Article 12 of the Equity Definitions shall be determined on the basis of such deemed consideration.

Composition of Combined Consideration:	Not Applicable.
Nationalization, Insolvency or Delisting:	Negotiated Closed-out.
Additional Disruption Events:
Change in Law:	Applicable.
Determining Party:	For all Extraordinary Events, TPG.
Early Unwind Restriction:

Notwithstanding anything to the contrary in the Agreement or this Confirmation, if an event upon which Counterparty has the right to cause termination, in whole or in part, of the Transaction shall have occurred prior to the six month and one day anniversary of the Trade Date, Counterparty shall not have the right to terminate or partially terminate the Transaction until the day that is six months and one day after the Trade Date (or, if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day) unless Counterparty has elected Physical Settlement in connection with such termination pursuant to “Early Unwind Settlement Election” below.

6

Early Unwind Settlement Election:

Notwithstanding anything to the contrary in the Agreement or this Confirmation, if an event occurs upon which the Transaction will terminate, in whole or in part, for any reason, the party with the right to cause termination (the “Terminating Party”) shall have the right to elect Physical Settlement in connection with such termination by specifying such election in its notice of termination to the other party and, if the Terminating Party has not elected Physical Settlement (or if there is no Terminating Party because the termination is automatic under the terms hereof), the other party (or either party) shall have the right to elect Physical Settlement in connection with such termination by notifying the Terminating Party of such election by the Scheduled Trading Day following effective notice of termination by the Terminating Party (or by notifying the other party by the Scheduled Trading Day following the occurrence of the automatic termination, as applicable). If Physical Settlement applies pursuant to this provision, the Settlement Date shall be the Scheduled Trading Day following the effective notice that Physical Settlement shall apply.

Acknowledgments:
Non-Reliance:	Applicable.
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable.
Additional Acknowledgments:	Applicable.

3.             Conditions to TPG’s Obligation with Respect to the Prepayment Amount. The obligation of TPG to pay the Prepayment Amount on the Prepayment Date is subject to the satisfaction of the following conditions

(a)           The parties shall have entered into a Collateral Annex, substantially in the form attached as Exhibit I hereto (as hereafter amended, modified, supplemented, replaced or amended and restated, the “Collateral Annex”) on or prior to the Prepayment Date confirming, on the terms set forth therein, a first priority continuing security interest in a number of Shares at least equal to the Number of Shares (the “Pledged Shares”) as security for Counterparty’s obligations hereunder, under the Agreement and under the Collateral Annex, all as provided in the Collateral Annex. The Collateral Annex shall be a Credit Support Document under the Agreement with respect to Counterparty; and

(b)           Counterparty shall have performed all of the covenants and obligations to be performed by it under the Collateral Annex on or prior to such Prepayment Date, including, without limitation, transferring the Pledged Shares to TPG as collateral as provided therein.

4.             Additional Representations, Warranties and Agreements. In addition to the representations, warranties and covenants in the Agreement, Counterparty and TPG each represents, warrants and agrees with the other party, as of the Trade Date and the Settlement Date, that:

(a)           it is an “eligible contract participant” (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended); and

7

(b)           it has the financial ability to bear the economic risk of its investment in the Transaction and is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

5.             Additional Termination Event. If the trust agreement or declaration of trust or any other such agreement, declaration, amendment or modification with respect to the Trust is terminated, revoked, amended or modified in any manner that TPG determines is reasonably likely to have a material adverse effect on the Trust’s ability to perform its obligations under the Agreement, the Confirmation or the Collateral Annex, taking into account its ability to elect Physical Settlement under “Settlement Method Election” or “Early Unwind Settlement Election” above, it shall constitute an Additional Termination Event under Section 5(b)(vi) of the Agreement with Counterparty being the sole Affected Party and this Transaction being the sole Affected Transaction.

6.	Other Provisions:

(a)           U.S. Tax Treatment. Each of TPG and Counterparty agrees that, for U.S. federal, state and local income tax purposes, (i) notwithstanding anything to the contrary contained herein, TPG shall be treated as the beneficial owner of the Pledged Shares, (ii) TPG will provide Counterparty with a completed Form W-9 and any other documentation reasonably requested in writing by Counterparty to allow Counterparty to make dividend payments to TPG, and (iii) it and its affiliates will report consistently with the foregoing characterization for all U.S. federal, state and local income tax purposes.

(b)           Waiver of Trial by Jury. EACH OF COUNTERPARTY AND TPG HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE AGREEMENT, THIS CONFIRMATION OR THE TRANSACTION CONTEMPLATED HEREBY.

(c)           Governing Law; Jurisdiction. THE AGREEMENT AND THIS CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

7. Account Details:
(a) Account for payments to Counterparty:	[bank] Account Name: [ ] ABA [ ] Account No.: [ ]
(b) Account for payments to TPG:	[bank] Account Name: [ ] ABA [ ] Account No.: [ ]

8

8. Offices:
The Office of Counterparty for the Transaction is: Wilmington, Delaware.
The Office of TPG for the Transaction is: Fort Worth, Texas.
9. Notices: For purposes of this Confirmation:

(a)          Address for notices or communications to Counterparty:

Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

818 N. Washington Street

Wilmington, Delaware 10801-1510

Attention: [      ]

Telephone: [      ]

Facsimile: [      ]

(b) Address for notices or communications to TPG: TPG Partners V[I], L.P. c/o TPG Capital, L.P. 301 Commerce Street, Suite 3300 Fort Worth, TX 76102 Attention: [ ] Telephone: [ ] Facsimile: [ ]

9

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

TPG PARTNERS V[I], L.P.

By:_____________________________

Name:

Title:

By:_____________________________

Name:

Title:

Confirmed as of the date first above written:

ARMSTRONG WORLD INDUSTRIES, INC.

ASBESTOS PERSONAL INJURY SETTLEMENT TRUST

By:_____________________________

Name:

Title: Trustee

By:_____________________________

Name:

Title: Trustee

By:_____________________________

Name:

Title: Trustee

Exhibit C

FORM OF THE COLLATERAL ANNEX

COLLATERAL ANNEX
to the Prepaid Share Forward Transaction
dated [ ], 2009
between
TPG Partners V[I], L.P.	and	Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust
(“TPG”)		(“Counterparty”)

The parties have entered into the above-referenced prepaid share forward transaction (the “Transaction”), as evidenced by a confirmation (the “Transaction Confirmation”). This Annex supplements, forms part of, and is subject to, the ISDA 2002 Master Agreement (the “Agreement”) governing the Transaction, is part of the Agreement’s Schedule and is a Credit Support Document under the Agreement with respect to Counterparty.

Accordingly, the parties agree as follows:—

Paragraph 1. Definitions and Inconsistency

Capitalized terms not otherwise defined herein or elsewhere in the Agreement have the meanings specified in Paragraph 9 hereof, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail.

Paragraph 2. Initial Transfer and Security Interest

(a)           Initial Transfer. On or before the Trade Date of the Transaction, Counterparty shall Transfer to TPG a number of Shares equal to the Number of Shares (as defined in the Transaction Confirmation) (the “Pledged Shares”).

(b)           Security Interest. Counterparty hereby pledges to TPG as security for Counterparty’s Obligations, and grants to TPG a first priority continuing security interest in, lien on and right of setoff against:

(i)           the Pledged Shares and the Pledged Securities representing the Pledged Shares;

(ii)           all dividends, cash, interest, principal payments, instruments, securities, security entitlements and other income or property from time to time received, receivable, converted from, derived from or otherwise distributed in respect of or in exchange for any and all of the Pledged Shares and other Collateral (each of the foregoing, a “Distribution”);

(iii)           all other rights and privileges relating to the property described in clause (i) and (ii) above; and

(iv)          all cash and non-cash proceeds of any and all of the foregoing (clauses (i) through (iv), collectively, the “Collateral”).

(c)           Security Agreement. The security interest and lien in favor of TPG granted under Paragraph 2(b) shall not subject TPG to, or transfer or in any way affect or modify, any obligation or liability of Counterparty with respect to any of the Collateral or any transaction in connection therewith.

1

Paragraph 3. Regarding Collateral

(a)	Care of Collateral; Custodians; Use of Collateral.

(i)            Without limiting TPG’s rights under this Paragraph 3(a), TPG will exercise reasonable care to assure the safe custody of all Collateral to the extent required by applicable law, and in any event TPG will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, TPG will have no duty with respect to Collateral, including, without limitation, any duty to collect any distributions thereon or enforce or preserve any rights pertaining thereto.

(ii)           TPG will be entitled to hold Collateral or to appoint an agent (a “Custodian”) to hold Collateral for it. Upon notice by TPG to Counterparty of the appointment of a Custodian, Counterparty’s obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Collateral by a Custodian will be deemed to be the holding of that Collateral by TPG. TPG will not be liable for the acts or omissions of its Custodian if TPG selects the Custodian in good faith and with due care.

(iii)          Unless and until (a) an Event of Default with respect to Counterparty has occurred and is continuing or (b) an Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Counterparty, TPG will not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Collateral it holds in the form of Shares and Counterparty shall retain all voting rights with respect to such Shares.

(iv)          Counterparty will promptly give to TPG copies of any notices or other communications received by Counterparty with respect to the Collateral registered in the name of Counterparty, and TPG will promptly give to Counterparty copies of any notices or other communications received by TPG with respect to the Collateral registered in the name of TPG, its Custodian or a nominee for either.

(b)           Distributions. If Counterparty becomes entitled to receive or receives (A) any stock or other certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any instruments issued under or in respect of Collateral or any options or rights in respect of Collateral, (B) any sums paid on or in respect of Collateral on the liquidation or dissolution of the issuer thereof, or (C) any cash dividends or any other distribution made on or in respect of Collateral or any property distributed on or with respect thereto, Counterparty shall accept the same as agent for TPG, shall hold the same in trust on behalf of and for the benefit of TPG as additional collateral security for the Obligations, and shall Transfer the same forthwith to TPG in the exact form received (or, if received directly by TPG, the same shall be retained by TPG), to be held by TPG, subject to the terms hereof, as Collateral. Notwithstanding the foregoing, if Counterparty has an obligation to make a payment or delivery to TPG in respect of an event described in clauses (A) through (C) above, Counterparty authorizes and directs TPG to apply the property Transferred by Counterparty to TPG as described in the previous sentence to such payment or delivery obligation.

(c)           Deposit into Clearance System. If so requested by Counterparty, TPG agrees to cooperate in good faith, subject to such terms and conditions as TPG deems appropriate, in Counterparty’s efforts to have the Shares pledged hereunder deposited into the Clearance System.

(d)           Settlement of Transaction. Unless Counterparty satisfies its obligations under the Transaction through delivery of other property, Counterparty hereby authorizes TPG and TPG agrees to use all reasonable efforts, on the applicable settlement date, to apply Collateral in the same form as Counterparty’s obligations to satisfy Counterparty’s delivery obligations under the Transaction if Physical Settlement applies pursuant to the terms of the Transaction.

2

Paragraph 4. Representations, Warranties and Agreements regarding Collateral

(a)           Representations and Warranties. Counterparty represents and warrants, as of the Trade Date of the Transaction and as of each date Collateral is Transferred by Counterparty to, or otherwise received by, TPG (after giving effect to such Transfer or receipt), that:

(i)            Counterparty has full power, authority and legal right to pledge the Collateral hereunder. Counterparty is the sole owner of all Collateral, subject to no Encumbrance other than the security interest and lien in favor of TPG granted under Paragraph 2(b).

(ii)           No consent, approval, authorization or other order of, or filing with, any person or entity, governmental or otherwise, is required by or in respect of Counterparty for the grant of the security interest and lien in favor of TPG under Paragraph 2(b) or for the authorization by Counterparty of the exercise by TPG of the rights and remedies provided for in this Annex, except as may be required under applicable securities laws for a public sale of the Pledged Shares.

(iii)          This Annex creates a valid and enforceable security interest in the Collateral and, upon the Transfer of the Collateral to TPG, TPG will have a perfected first priority security interest in the Collateral.

(iv)          The performance by Counterparty of Counterparty’s obligations under this Annex will not result in the creation of any security interest, lien or other Encumbrance on any Collateral other than the security interest and lien in favor of TPG granted under Paragraph 2(b).

(v)           None of Counterparty’s entry into, and consummation of, the Transaction or this Annex, or TPG’s exercise of any of its rights and remedies with respect to the Transaction and this Annex, will violate or conflict with the terms of any agreement made by or applicable to Counterparty (including, without limitation, any merger agreement, stock purchase agreement, shareholders’ agreement, voting trust agreement, underwriter’s agreement, lock-up agreement, or right of first refusal), or, assuming compliance with all applicable securities laws, will violate or conflict with any law, rule, provision, policy or order applicable to Counterparty or the Collateral.

(b)	Agreements. Counterparty agrees at all times that:

(i)            Counterparty will not, without the prior written consent of TPG, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral.

(ii)           Counterparty will not create, incur or permit to exist any security interest, lien or other Encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the security interest and lien in favor of TPG granted under Paragraph 2(b) and the other rights in favor of TPG provided for by this Annex.

Paragraph 5. Securities Representations, Warranties and Agreements

Counterparty hereby represents, warrants and agrees in favor of TPG on the Trade Date of the Transaction and on each date Shares pledged hereunder are Transferred by Counterparty to, or otherwise received by, TPG that:

(a)           The Shares pledged hereunder are “restricted securities” within the meaning of Rule 144 and are subject to restrictions on transfer under federal and state securities laws and regulations, restrictions on transfer imposed by the Shareholders’ Agreement (as defined in the Transaction Confirmation) and any Encumbrances created or permitted by TPG.

(b)           Counterparty’s “holding period” for the Shares pledged hereunder, determined in accordance with Rule 144(d), commenced more than one year prior to the Trade Date. The pledge of the Shares constitutes a bona fide pledge with full recourse to Counterparty.

(c)           Until the Transaction Termination Date, Counterparty will not, nor will Counterparty permit any Associated Person to, without TPG’s prior written consent (i) sell, pledge or otherwise dispose of any shares issued

3

by the Issuer that are of the same class as the Shares or any securities issued by the Issuer that are convertible into shares of such class or any interest in such shares or securities or (ii) act in concert with any person in connection with the sale, pledge or other disposition of any such shares or securities or any interest therein, in each case to the extent such sale, pledge or other disposition may be aggregated pursuant to Rule 144 with any disposition of the Shares pledged hereunder by TPG.

Paragraph 6. Certain Rights and Remedies

(a)	TPG’s Rights and Remedies.

(i)            If (A) an Event of Default with respect to Counterparty has occurred and is continuing or (B) an Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Counterparty and Counterparty has not satisfied in full all of its Obligations that are then due (taking into account any Physical Settlement election pursuant to “Early Unwind Settlement Election” under the Transaction Confirmation), then TPG shall be entitled forthwith at its election, (1) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Obligations in such order as TPG may elect, (2) to set off any amounts payable by Counterparty with respect to any Obligations against any Collateral held by TPG or the Cash equivalent of any Collateral (or any obligation of TPG to deliver any Collateral to Counterparty) and (3) otherwise to act with respect to the Collateral or the proceeds thereof as though TPG were the outright owner thereof. In addition to the rights and remedies granted to it in this Agreement, including this Annex, TPG shall have all the rights and remedies of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised).

(ii)           Counterparty acknowledges and agrees that the Collateral may decline speedily in value and is of a type customarily sold on a recognized market and, therefore, that TPG is not required to send any notice of its intention to sell or otherwise dispose of the Collateral hereunder, except any notice that is required under applicable law and cannot be waived (in which case Counterparty agrees that ten days’ prior written notice shall be commercially reasonable). Any public or private sale may be either for cash or upon credit or for future delivery at such price as TPG may deem fair, and, to the extent permitted by applicable law, TPG may be the purchaser of the whole or any part of the Collateral so sold and the purchaser shall hold the same thereafter in its own right free from any claim of Counterparty or any right or equity of redemption, which right or equity is hereby waived and released. TPG reserves the right to reject any and all bids at any sale which, in its sole discretion, it shall deem inadequate.

(iii)          Notwithstanding anything to the contrary herein, TPG may, in its sole and absolute discretion (subject only to applicable requirements of law and the other requirements of this Paragraph 6), sell all or any of the Collateral by private sale in such manner and under such circumstances as TPG may deem necessary or advisable and notwithstanding that a registration statement for all or any of such Collateral could be or shall have been filed or is not required under the Securities Act. Without limitation on the foregoing, TPG may approach and negotiate with a single possible purchaser to effect such sale and/or require that any such sale be subject to restrictions as to (A) the financial sophistication and ability of any person permitted to bid or purchase at such sale, (B) the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on the future transfer thereof, (C) the representations to be made by each person bidding or purchasing at such sale relating to that person’s access to financial information about Counterparty, the Issuer or TPG, and such person’s intentions as to the holding of the Shares so sold for investment, for its own account, and not with a view to the distribution thereof, and (D) such other matters as TPG may deem necessary or advisable in order that such sale, notwithstanding any failure so to register, may be effected in compliance with the Uniform Commercial Code as in effect in any relevant jurisdiction and other laws affecting the enforcement of creditors’ rights, the Securities Act and all applicable state securities laws.

(iv)          If TPG shall determine to exercise its right to sell or cause the sale of any and all of the Collateral pursuant to this Paragraph 6, Counterparty will do or cause to be done all such other acts and things as may be reasonably necessary or advisable to make such sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws and regulations.

4

(v)           Counterparty acknowledges that: (A) any sale in accordance with this Paragraph 6 shall be deemed to have been held in a commercially reasonable manner; (B) TPG shall incur no responsibility or liability for selling all or any of the Collateral under this Paragraph 6 at a price which TPG may deem reasonable under the circumstances; and (C) any sale of all or any of the Collateral which has not been registered as aforesaid may be for a price less than that which might have been obtained had the offer and sale of the Collateral been registered.

(b)           Deficiencies and Excess Proceeds. TPG will return to Counterparty any proceeds and Collateral remaining after liquidation, set off and/or application under Paragraph 6(a) after satisfaction in full of all amounts payable by Counterparty with respect to any Obligations; Counterparty in all events will remain liable for any amounts remaining unpaid after any liquidation, set off and/or application under Paragraph 6(a).

(c)           Final Returns. When no amounts are or thereafter may become payable by Counterparty with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), TPG will return to Counterparty all Collateral, if any.

Paragraph 7. Expenses. Counterparty agrees that Counterparty will forthwith upon demand pay to TPG the amount of all costs and expenses of TPG (including, without limitation, reasonable fees and disbursements of counsel and other agents), which TPG may incur in connection with (i) the enforcement of this Annex, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the security interest in favor of TPG as provided herein, (ii) the collection, sale or other disposition of any of the Collateral, (iii) the exercise by TPG of any of the remedies conferred upon it hereunder or (iv) any Event of Default, Termination Event or Early Termination Date unless Physical Settlement (as defined in the Transaction Confirmation) applies to the Transaction in respect of such Event of Default, Termination Event or Early Termination Date and Counterparty has satisfied its obligations under the Transaction. Counterparty shall, to the extent permitted under applicable law, be obligated to pay interest (before as well as after judgment) on any such amount not paid on demand for the period from (and including) the original date of demand to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

Paragraph 8. Miscellaneous

(a)           Further Assurances. Promptly following a demand made by TPG, Counterparty will, at Counterparty’s expense, execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by TPG to create, preserve, perfect, maintain the first priority of or validate any security interest or lien granted under Paragraph 2(b) or to enable TPG to exercise or enforce its rights under this Annex with respect to Collateral.

(b)           Attorney-in-fact. Counterparty hereby irrevocably appoints TPG as Counterparty’s attorney-in-fact, with full authority in the place and stead of Counterparty and in the name of Counterparty or otherwise, to take any action and execute any instrument which TPG may deem necessary or advisable to accomplish the purposes of this Annex (and such appointment as attorney-in-fact, being coupled with an interest, shall be irrevocable). Counterparty agrees that if Counterparty fails to perform any agreement herein, TPG may, in its sole discretion and at Counterparty’s expense, perform or cause the performance of such agreement.

(c)           Further Protection. Counterparty will promptly give notice to TPG of, and (i) defend against (if related to Counterparty’s acts or omissions in connection with the Agreement, the Transaction or this Annex being unauthorized or breaching any third party rights) or (ii) cooperate in the defense of without any expense to Counterparty (in any other case), any suit, action, proceeding or Encumbrance that involves the Collateral or that could adversely affect the security interest and lien in favor of TPG granted under Paragraph 2(b).

(d)           Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the notices section of the Transaction Confirmation.

5

(e)           U.S. Tax Treatment. Each of TPG and Counterparty agrees that, solely for U.S. federal, state and local income tax purposes, (i) notwithstanding anything to the contrary contained herein, TPG shall be treated as the beneficial owner of the Pledged Shares, (ii) TPG will provide Counterparty with a completed Form W-9 and any other documentation reasonably requested in writing by Counterparty to allow Counterparty to make dividend payments to TPG, and (iii) it and its affiliates will report consistently with the foregoing characterization for all U.S. federal, state and local income tax purposes.

Paragraph 9. Definitions

As used in this Annex:—

“Associated Person” means a “person” associated with Counterparty within the meaning of paragraph (a)(2) of Rule 144.

“Cash” means the lawful currency of the United States of America.

“Clearance System” has the meaning specified in the Transaction Confirmation.

“Collateral” has the meaning specified in Paragraph 2(b).

“Custodian” has the meaning specified in Paragraph 3(a)(ii).

“Encumbrance” means any pledge, hypothecation, assignment, lien, restriction (other than any restriction identified in Paragraph 5(a)), charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Issuer” has the meaning specified in the Transaction Confirmation.

“Obligations” means all present and future obligations of Counterparty under this Agreement, including, but without limitation, under the Transaction Confirmation.

“Pledged Shares” has the meaning specified in Paragraph 2(a).

“Pledged Securities” means any stock certificates or other securities now or hereafter included in the Pledged Shares, including all certificates, instruments or other documents representing or evidencing any Pledged Shares.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning specified in the Transaction Confirmation.

“Trade Date” has the meaning specified in the Transaction Confirmation.

“Transaction” has the meaning specified in the initial provision of this Annex.

“Transaction Confirmation” has the meaning specified in the initial provision of this Annex.

“Transaction Termination Date” means the date all payment and performance obligations of Counterparty, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under or in connection with the Transaction have been fully performed.

“Transfer” means, with respect to any Collateral, and in accordance with the instructions of TPG, as applicable:

6

(a)           in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by TPG;

(b)           in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to TPG or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to TPG; and

(c)           in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant securities intermediary specified by TPG, together with a written copy thereof to TPG, that results in the crediting of the securities to the securities account specified by TPG.

7

Please confirm your agreement to the terms of this Annex by signing below.

TPG Partners V[I], L.P.			Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust
By:		By:
	Name: Title:		Name: Title: Trustee
By:		By:
	Name: Title:		Name: Title: Trustee
By:
Name: Title: Trustee

8